                                    SCHEDULE 14C

                                   (RULE 14C-101)

                      INFORMATION REQUIRED IN INFORMATION STATEMENT

                              SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

             OF THE SECURITIES EXCHANGE ACT OF 1934 (CHARTER AMENDMENT NO. )

Check the appropriate box:

[X]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only (as

permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                               AVANI INTERNATIONAL GROUP, INC.

                          (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by

Exchange

Act Rule 0-11(a)(2) and identify the filing for which the

offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AVANI INTERNATIONAL GROUP, INC.

#328-17 Fawcett Road

Coquitlam, B.C. (Canada) V3K 6V2

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INFORMATION STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

      This Information Statement is being furnished to the stockholders of Avani International Group, Inc., a Nevada corporation (the "Company"), in connection with the amendment to the Company's Articles of Incorporation by the written consent of holders of a majority of the Company's voting capital stock which consists solely of the Company's outstanding Common Stock, $0.001 par value ("Common Stock"). On December 3, 2001, the Company's Board of Directors approved and recommended that the Company’s Articles of Incorporation be amended to increase its authorized shares of common stock from 10,000,000 shares to 400,000,000 shares (the "Charter Amendment").

      A consent of stockholders holding in excess of a majority of the voting power approving the Charter Amendment was executed on December 3, 2001. The Charter Amendment will be filed with the Secretary of State of the State of Nevada on or after January 5, 2002 (20 days after the date of the mailing of this Information Statement). If the proposed Charter Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Charter Amendment.

      The elimination of the need for a special meeting of stockholders to approve the Charter Amendment is made possible by Section 78.320(2) of the Nevada Revised Statute (the "NRS") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 78.390 of the NRS, a majority of the voting power is required in order to amend the Company's Articles of Incorporation to increase its authorized shares. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed hereafter, the Board of Directors has recommended the increase in the authorized shares from 10,000,000 to 400,000,000 shares of common stock. The increase is necessary to facilitate the capital raising efforts of the Company.

      The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Charter Amendment is November 29, 2000, and the number of outstanding shares of Common Stock on the record date is 2,585,179. On the record date, the Company affiliates (which are its officers, directors, and greater than 10% stockholders) and certain other stockholders (“Controlling Stockholders") own in the aggregate 1,350,863 shares of Common Stock of the Company or 52.2% of the total outstanding common stock of the Company. The Controlling Stockholders gave their written consent to the Charter Amendment on December 3, 2001.  The written consents to the Charter Amendment by the majority in voting power became effective on upon the filing the written consents with the Secretary of the Company. The Company will file the Charter Amendment with the State of Nevada effecting the increase in authorized shares on or after January 5, 2002 (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date.  This Information Statement will be sent to the stockholders on or about December 14, 2001.

       Pursuant to Section 78.320(2) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. The Charter Amendment will be filed with the State of Nevada on or after January 5, 2002, and will become effective on such date. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Charter Amendment.

       The Company common stock will continue to trade on the OTCBB Market under the trading symbol "AVIT."

COMMON STOCK OF THE COMPANY

        As of the record date of the Charter Amendment, there were 2,585,179 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

The table below sets forth the high and low bid prices of the Common stock of the Company as reported by NASDAQ. The quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions. The Company's common stock is listed on the NASDAQ OTC Bulletin Board under the symbol "AVIG". There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile. The absence of an active market may have an effect upon the high and low price as reported.

1999                                  Low Bid    High Bid

1st Quarter                              0.25      0.5625

2nd Quarter                              0.125     0.25

3rd Quarter                              0.125     0.25

4th Quarter                              0.1875    0.25

2000                                  Low Bid    High Bid

1st Quarter                              0.0625    0.375

2nd Quarter                              0.0625    0.34375

3rd Quarter                              0.10      0.625

4th Quarter                              0.10      0.38

2001                                  Low Bid    High Bid

1st Quarter                              0.01      0.7

2nd Quarter                              0.035     0.1

3rd Quarter                              0.25*     0.05*

*(reflects 10 for 1 reverse split of its common shares)

As of November 29, 2001, there are 727 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception and does not anticipate paying dividends in the future. On July 27, 2001, the Company reverse split of its issued and outstanding shares of common stock, $.001 par value, and correspondingly reduced its authorized shares of common stock, $.001 par value, on a 10 for 1 basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

        The following  table  identifies  as  of the respective record date information regarding  the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its common stock of the Company:

                                                                                               Percentage of

                                                                Common Stock     Common Stock

                                                                Beneficially           Beneficially Owned On

Name(1)                 Title                         Owned                   Respective Record Dates(1)

-----------------------------------------------------------------------------------------------

Common     Ngai Sou Chang(2)(5)          700,000                          23.8%

Stock           12/28 Claude Street

                    Chatswood, N.S.W. 2067

                    Australia

Common     Robert Wang(3)(5)                    -0-                                 08%

Stock           328-17 Fawcett Road

                     Coquitlam, B.C. V3K 6V2

Common     Dennis Robinson(3)(5)            5,000                             less than 18%

Stock           328-17 Fawcett Road

                    Coquitlam, B.C. V3K 6V2

8

Common     Jeffrey Lightfoot(3)(5)             5,000                             less than 18%

Stock            328-17 Fawcett Road

                    Coquitlam, B.C. V3K 6V2

Common     Wai Meng Yeap(5)                   -0-                                   08%

Stock          No. 26 Jalan Pasar

                   Bara 1 Off. Jalan Meru

                   41050 Klang, Selangor

                   Malaysia

Common     Kam Chong Yip(3)               723,363                             24.4%

Stock           No. 26 Jalan Pasar

                    Bara 1 Off. Jalan Meru

                    41050 Klang, Selangor

                    Malaysia

Common    Chin Yen Ong(6)                     72,501                                5.4%

Stock          106 Taman Sri Selayang

                   68100 Batu Caves, Selangor

                   Malaysia

Common    David Pok Ben Kwong(7)   1,000,000                              32.4%

Stock          No. 1, Jalan SS 3/46

                   Petaling Jaya

                   47300 Selangor Darul Ehsan

                   Malaysia

Common    All officers and                       710,000                             24.1%

Stock          directors as a

                   group (5 persons)(2)(5)

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(1). Based on 2,585,179 shares of common stock outstanding as of the record date for the Charter Amendment, except  that shares  of  common  stock underlying options or warrants exercisable within 60 days of the date hereof  are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(2). Includes 350,000 common stock warrants held by Ms. Chang.

(3). Represents the address of the Company.

(4). Includes 375,000 common stock warrants held by Mr. Yip.

(5). The amounts exclude stock options, if any, that may be granted to each such party under the Company’s 2000 Stock Option Plan.

(6). Includes 72,500 common stock warrants held by Mr. Ong.

(7). Includes 500,000 common stock warrants held by Mr. Kwong.

CHARTER AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

GENERALLY.

         The Board of Directors of the Company has authorized the Charter Amendment of the Company's Certificate of Incorporation to increase its authorized shares of common stock, $0.001 par value, from 10,000,000 shares to 400,000 shares.

REASONS FOR THE INCREASE OF AUTHORIZED SHARES.

        The Company’s articles of incorporation currently authorizes 10,000,000 shares of common stock, par value $0.001 per share. As of November 29, 2001, 2,585,179 shares of common stock were issued and outstanding.

       On or after January 5, 2002 (20 days after the date of the mailing of this Information Statement), the Company will amend its articles of incorporation. The Charter Amendment will increase the authorized shares of the Company’s common stock from 10,000,000 to 400,000,000.

       The increase in authorized common stock will permit the Company to issue shares of its common stock in the future without requiring further approval from its stockholders and will provide the Company with greater flexibility in structuring transactions that involve the issuance of its common stock. This corporate action also will allow the Company to convert certain loans to common stock and for certain outstanding common stock warrants, as described herein. On September 26, 2001, the Company received loans of approximately $500,000 from certain investors. Each of the loans are unsecured, are due and payable on December 31, 2001, and at the discretion of the Company, are payable in cash or in the form of common stock at a price per share equal to the closing price of the Company’s common stock as quoted on the NASDAQ OTCBB or other market, on the trading day immediately preceding the due date. In addition on September 26, 2001, David Pok Beng Kwong, one of the investors, purchased 500,000 shares of common stock of the Company in exchange for reducing the principal amount of his loan by $25,000 from $210,745.31 to $185,745.31. In addition, this investor received stock purchase warrants to purchase a total of 500,000 shares of common stock as follows; at a price per share of $0.05 if on or before September 26, 2003, at a price per share of $0.06 if on or before September 26, 2005; and at a price per share of $0.07 if on or before September 26, 2006.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

        The Charter Amendment will not be a taxable transaction to the Company’s stockholders as the outstanding shares of common stock are not being sold or exchanged in connection with the Charter Amendment. The Charter Amendment will not have material adverse tax consequences to the Company.

NO DISSENTER'S RIGHTS.

          Under NRS, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed Charter Amendment to the Company's articles of incorporation to increase the authorized shares of common stock of the Company. The text of the Charter Amendment is set forth as Exhibit A to this Information Statement.

ADDITIONAL INFORMATION

         The Securities and Exchange Commission allows the Company to "incorporate by reference" information that the Company files with it, which means that we can disclose important information  by referring to those documents. The information incorporated by reference is an important part of this Information Statement, and the information that the Company will file later with the Commission will automatically update and supersede this information. The Company has incorporated by reference the following documents that its has filed with the Commission:

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

    ...

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